Exhibit 10.1

FIFTH AMENDMENT

This Fifth Amendment (this “Fifth Amendment”) is entered into as of February 28, 2006 by and among TC PipeLines, LP, a Delaware limited partnership (the “Borrower”), the Lenders party to the Credit Agreement referred to below, and JPMorgan Chase Bank, National Association (successor by merger to Bank One, NA), as agent for such Lenders.  The parties hereto agree as follows:

WHEREAS, the Borrower and JPMorgan Chase Bank, N. A. (successor by merger to Bank One, NA), individually and as Agent are parties to that certain Credit Agreement dated as of August 22, 2000 and amended pursuant to a First Amendment and Waiver dated as of April 15, 2002, a Second Amendment dated as of September 30, 2002, a Third Amendment dated as of March 8, 2004 and a Fourth Amendment dated as of June 1, 2004 (as so amended, the “Agreement”), pursuant to which the Lenders party thereto agreed to make extensions of credit available to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower has requested amendments to the terms of the Agreement as are provided for in this Fifth Amendment and, subject to the terms and conditions of this Fifth Amendment, the Lenders and the Agent are willing to agree to the requested amendments;

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Agent, and the Lenders hereby agree as follows:

Section 1.  Defined Terms.  Capitalized terms used and not otherwise defined in this Fifth Amendment shall have the meanings attributed to them in Article I of the Agreement.

Section 2.  Amendment of Agreement.  Upon the satisfaction of the conditions precedent set forth in Section 4 of this Fifth Amendment but effective as of the date hereof, the Agreement shall be amended as follows:

(a)  The definition of “Commitment” set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of “Commitment”:

“‘Commitment’ means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature to the Fifth Amendment, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2, or as otherwise modified from time to time pursuant to the terms hereof.”

(b)  Article I of the Agreement is hereby amended by adding thereto between the existing definitions of “Federal Funds Effective Rate” and “Floating Rate” the following new definition of “Fifth Amendment”:

“‘Fifth Amendment’ means that certain Fifth Amendment dated as of February 28, 2006 among the Borrower, the Agent and the Lenders pursuant to which this Agreement was amended as provided therein.”

(c)  The definition of “Pricing Schedule” set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of “Pricing Schedule”:

“‘Pricing Schedule” means the Schedule attached to the Fifth Amendment identified as such.”

(d)  The definition of “Termination Date” set forth in Article I of the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new definition of “Termination Date”:

“‘Termination Date’ means February 27, 2007 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

(e)  The Pricing Schedule attached to the Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the Pricing Schedule attached to this Fifth Amendment.

Section 3.  Representations and Warranties.  In order to induce the Lenders to execute and deliver this Fifth Amendment, the Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Agreement as amended by this Fifth Amendment provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to “this Agreement” (including, without limitation, each such a reference included in the term “Loan Documents” and all indirect references such as “hereby”, “herein”, “hereof” and “hereunder”) shall be deemed to be a collective reference to the Agreement, this Fifth Amendment and the Agreement as amended by this Fifth Amendment.  A Default under and as defined in the Agreement as amended by this Fifth Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

Section 4.  Conditions Precedent.  This Fifth Amendment and the amendments provided for herein shall become effective as of the date hereof on the date (the “Closing Date”) on which the Agent shall have executed a counterpart of this Fifth Amendment and received all of the following:

(a)  Counterparts of this Fifth Amendment duly executed and delivered by the Lender and the Borrower.

(b)  A copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of the General Partner, of the Partnership Agreement, together with all amendments.

(c)  A copy, certified as of the Closing Date by the Secretary or an Assistant Secretary of the General Partner, of resolutions of the General Partner’s Board of Directors authorizing the General Partner’s execution and delivery on behalf of the Borrower of this Fifth Amendment.

(d)  An incumbency certificate dated the Closing Date, executed by the Secretary or an Assistant Secretary of the General Partner, which shall identify by name and title and bear the signatures of the officers of the General Partner authorized to act on behalf of the General Partner in its capacity as a general partner of the Borrower, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

(e)  A written opinion of counsel to the Borrower and the General Partner, dated the Closing Date and addressed to the Lenders in substantially the form of Exhibit A to this Fifth Amendment.

(f)  The Borrower shall have paid JPMorgan chase Bank, N.A. a $10,000 up-front fee.

Section 5.  Effect on the Agreement.  Except to the extent of the specific amendments provided for herein, all of the representations, warranties, terms, covenants and conditions of the Agreement and the other Loan Documents (i) shall remain unaltered, (ii) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (iii) are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Fifth Amendment, all references in the Agreement (including references in the Agreement as amended by this Fifth Amendment) to “this Agreement” (including, without limitation, each such a reference included in the term “Loan Documents” and all indirect references such as “hereby”, “herein”, “hereof” and “hereunder”) shall be deemed to be a collective reference to the Agreement as amended by this Fifth Amendment.

Section 6.  Expenses.  The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Fifth Amendment.

Section 7.  Entire Agreement.  This Fifth Amendment, the Agreement as amended by this Fifth Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

Section 8.  Headings.  The headings, captions, and arrangements used in this Fifth Amendment are for convenience only and shall not affect the interpretation of this Fifth Amendment.

SECTION 9.  GOVERNING LAW.  THIS FIFTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE

OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS LOCATED IN ILLINOIS.

Section 10.  Counterparts.  This Fifth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fifth Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date first above written.

TC PIPELINES LP

	By:	TC Pipelines GP, Inc.,
its general partner

		By:	/s/ Amy Leong

Amy Leong

		Title:	Controller

		By:	/s/ Donald R. Marchand

Donald R. Marchand

		Title:	Vice-President and Treasurer
Commitments

$20,000,000		JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Agent

		By:	/s/ Christine Chan

Christine Chan

		Title:	Vice President

PRICING SCHEDULE

APPLICABLE MARGIN

Level I Status	0.75%

Level II Status	1.00%

The Applicable Margin shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials.  Adjustments, if any, to the Applicable Margin shall be effective five business days after the Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

APPLICABLE FEE RATE

Usage < 25%	0.30%

Usage > 25% and < 75%	0.25%

Usage > 75%	0.20%

The Applicable Fee Rate shall be determined daily in accordance with the foregoing table based on the Usage on such day.

For the purposes of this Pricing Schedule, the following terms have the following meanings, subject to the first paragraph of this Pricing Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower and its consolidated Subsidiaries, if any, delivered pursuant to the Credit Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, Total Debt is less than 15% of Capitalization.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Borrower has not qualified for Level I Status.

“Status” means Level I Status or Level II Status.

“Usage” means, as of any date, the percent of the Aggregate Commitment then in effect represented by the aggregate principal amount of all Advances then outstanding under the Agreement.

EXHIBIT A

to Fifth Amendment

FORM OF OPINION

February      , 2006

The Agent and the Lenders who are parties to the

Credit Agreement described below.

Ladies and Gentlemen:

On behalf of TC PipeLines, LP, a Delaware limited partnership (the “Borrower”), and TC PipeLines GP, Inc., a Delaware corporation which is the general partner of the Borrower (the “General Partner”), I,                 [Kristine L. Delkus],             [Vice-President, Law, Power and Regulatory], of TransCanada PipeLines Limited, licensed to practice law in the State of New York, have agreed to provide an in-house legal opinion on certain matters pursuant to Section 4(e) of the Fifth Amendment dated as of February 28, 2006 (the “Fifth Amendment”) to that certain Credit Agreement dated as of August 22, 2000 and amended pursuant to a First Amendment and Waiver dated as of April 15, 2002, a Second Amendment dated as of September 30, 2002, a Third Amendment dated as of March 8, 2004 and a Fourth Amendment dated as of June 1, 2004 (as so amended, the “Agreement”) among the Borrower, the Lenders named therein, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent, which as amended pursuant to the Fifth Amendment provides for Advances in an aggregate principal amount not exceeding $20,000,000 at any one time outstanding.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

I am qualified to practice law only in the State of New York.  For purposes of this opinion, I have assumed that the laws of the State of Illinois are the same as the laws of the State of New York.  I made no investigation of the laws of any jurisdiction other than, and the opinions hereinafter expressed are confined to, the laws of the State of New York and the federal laws of the United States.

I have examined the Partnership Agreement, the certificate of incorporation and by-laws of the General Partner, resolutions of the Board of Directors of the General Partner, the Agreement, the Fifth Amendment and such other matters of fact and law which I have deemed necessary or relevant in order to render this opinion.  In reviewing these documents, I have assumed, as to all parties other than the General Partner and the Borrower, the genuineness of all signatures, the legal capacity at all relevant times of any natural persons signing any documents, the authenticity of all documents submitted to me as originals, the conformity to authentic originals of all documents submitted to me as certified or true copies or as reproductions (including documents received by facsimile machine) and the accuracy of all certificates of public officials and corporate officers.  As of the date hereof, based upon and subject to the foregoing, and to the qualifications hereinafter expressed, it is my opinion that:

1.  The Borrower is a limited partnership duly and properly organized, validly existing and in good standing under the laws of the State of Delaware.

2.  The Partnership Agreement is in full force and effect, and the Borrower has full power and authority under the Partnership Agreement and the laws of the State of Delaware to own its property, to conduct the business in which it is currently engaged, and to perform its obligations under the Fifth Amendment and the Agreement as amended by the Fifth Amendment.

3.  The General Partner is a corporation duly and properly organized, validly existing and in good standing under the laws of the State of Delaware.

4.  The General Partner has full corporate power and authority to be the general partner of the Borrower and to execute and deliver the Fifth Amendment on behalf of the Borrower, and the execution and delivery by the General Partner on behalf of the Borrower of the Fifth Amendment has been duly authorized by proper corporate proceedings on the part of the General Partner.

5.  The execution and delivery by the General Partner on behalf of the Borrower of the Fifth Amendment and the performance by the Borrower of its obligations under the Fifth Amendment and the Agreement as amended by the Fifth Amendment have been duly authorized in accordance with the Partnership Agreement and will not:

(a)  require any consent of the General Partner’s shareholders;

(b)  require any consent of the Borrower’s limited partners;

(c)  violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or the General Partner, or (ii) the Partnership Agreement, or (iii) the certificate of incorporation or by-laws of the General Partner, or (iv) the provisions of any indenture, instrument or agreement to which the Borrower or the General Partner is a party or is subject, or by which the Borrower or the General Partner, or any Property of the Borrower or the General Partner, is bound, or conflict with or constitute a default thereunder; or

(d) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower.

6.  The Fifth Amendment has been duly executed and delivered by the General Partner on behalf of the Borrower and the Fifth Amendment and the Agreement as amended by the Fifth Amendment constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

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7.  There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or the General Partner which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

8.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or the General Partner, is required to be obtained by the Borrower or the General Partner in connection with the execution and delivery of the Fifth Amendment, the borrowings under the Agreement as amended by the Fifth Amendment, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of the Fifth Amendment or the Agreement as amended by the Fifth Amendment.

This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees, and only in connection with the transaction described above, and should not otherwise be referred to in any other document without prior written consent.

Very truly yours,

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